                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT
  (Date of earliest event reported):  July 15, 1996 (January 3, 1996)


                            SPIEKER PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


           MARYLAND                       1-12528                94-3185802
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)        Identification No.)


   2180 SAND HILL ROAD, MENLO PARK, CA                              94025
(Address of principal executive offices)                          (Zip code)


                                 (415) 854-5600
              (Registrant's telephone number, including area code)





This Document consists of 21 pages.

                            SPIEKER PROPERTIES, INC.
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

ITEM 5.    OTHER EVENTS

The following operating properties and mortgages secured by operating properties were acquired by Spieker Properties, L.P. from unrelated parties between January 1, 1996 and July 11, 1996. Spieker Properties, Inc. (the "Company") owns an approximate 84.9% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" and collectively referred to as the "Company"):

Six Acquired Properties and Two Investments in Mortgages

Bayside Corporate Center, an 84,925 square foot two-building office project in Foster City, California, on January 3, 1996 for $10.0 million.

San Jose Airport Office Center and 1735 North First Street, two mortgages secured by four office buildings in San Jose, California, on January 31, 1996 for $14.3 million.

Everett Industrial, a 150,154 square foot industrial building in Everett, Washington, on March 20, 1996 for $7.4 million.

Carmel Valley Centre I & II, a 106,921 square foot two-building office project in San Diego, California, on April 1, 1996 for $14.0 million.

2290 North First Street, a 75,680 square foot office building in San Jose, California, on May 1, 1996 for $6.0 million.

Everett 526, a 97,523 square foot two-building light industrial project in Everett, Washington, on May 21, 1996 for $4.3 million.

10700 Northup Building, a 55,854 square foot office building in Bellevue, Washington, on May 28, 1996 for $4.6 million.

Three Acquired Properties

Benicia Industrial I & II, a 1,827,269 square foot seventeen-building industrial project in Benicia, California, on January 31, 1996 for $41.1 million.

Port of Oakland, a 199,733 square foot light industrial building in Oakland, California, on May 22, 1996 for $6.8 million.

Doolittle Drive, a 113,196 square foot industrial building in San Leandro, California, on May 23, 1996 for $3.5 million.

Two Acquired Properties

Dove Street, a 78,052 square foot office building in Newport Beach, California, on June 27, 1996 for $7.9 million.

Fidelity Plaza, a 77,453 square foot two building office project in Sacramento, California, on July 1, 1996 for $5.0 million.

City Portfolio

The City, a 595,056 square foot four building office project in Orange, California, on July 11, 1996 for $34.4 million. One of the four buildings representing 165,300 square feet was vacant during 1995 and at the time of acquisition. The Company anticipates rehabilitating the building and subsequently leasing the space.

The properties were acquired using funds provided by the Company's unsecured revolving line of credit, funds raised through the issuance of Common Stock and Class C Common Stock, and the issuance of unsecured investment grade debt.

The costs shown above for each acquisition represent the initial cost at the time of acquisition.

The Company believes these acquisitions are consistent with the Company's objective of becoming the preeminent real estate operating company focusing on industrial, suburban office and neighborhood retail property in California and the Pacific Northwest. In assessing the properties acquired, the Company considered current operations, including occupancy levels, rental rates, expenses and ongoing capital requirements. Further, the Company's management considered the rental market for the type and location of the acquired property and, where applicable, the cost of building improvements.

Although no single acquisition is considered a "significant acquisition" pursuant to the rules governing the reporting of transactions on Form 8-K, pursuant to Rule 3-14 of Regulation S-X, these acquisitions in the aggregate, are considered to be material in nature. Certain audited and unaudited historical and pro forma financial information concerning these properties is provided in Item 7 of this Current Report on Form 8-K.

In aggregate, the Company acquired three properties during the period from May 29, 1996 to July 11, 1996. The financial statement of the "City Portfolio" for the year ended December 31, 1995 has been audited, whereas the statement for the three months ended March 31, 1996 has not been audited. The unaudited financial statements of the "Two Acquired Properties" reflects the remainder of properties acquired by the Company during the period from May 29, 1996 to July 11, 1996.

The audited combined financial statement of the "Six Acquired Properties and Two Investments in Mortgages" for the year ended December 31, 1995 and the unaudited statements for the period from January 1, 1996 to the earlier of March 31, 1996 or date of acquisition included in the Company's Current Report on Form 8-K dated June 18, 1996 are incorporated by reference into this Current Report on Form 8-K.

The unaudited combined financial statements of the "Three Acquired Properties" included in the Company's Current Report on Form 8-K dated June 18,1996 are incorporated by reference into this Current Report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (a)      (i)  Statements of Revenues and Certain Expenses for The
                         City Portfolio

                                                                                                          Page
                                                                                                            ----
                         Report of Independent Public Accountants.........................................     5
                         Statements of Revenues and Certain Expenses for the three
                           months ended March 31, 1996 (unaudited) and for the year
                           ended December 31, 1995........................................................     6
                         Notes to Statements of Revenues and Certain Expenses for the
                           three months ended March 31, 1996 (unaudited) and for the
                           year ended December 31, 1995...................................................     7

                    (ii) Combined Statements of Revenues and Certain Expenses for the Two Acquired
                           Properties

                         Unaudited Combined Statements of Revenues and Certain
                           Expenses for the three months ended March 31, 1996 and for
                           the year ended December 31, 1995...............................................     9
                         Notes to Unaudited Combined Statements of Revenues and Certain
                           Expenses for the three months ended March 31, 1996 and for
                           the year ended December 31, 1995...............................................    10

                    (b)  Pro Forma Financial Information..................................................    12

                         Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996..............    13
                         Pro Forma Condensed Consolidated Statements of Operations
                           for the Three Months ended March 31, 1996 and for the year
                           ended December 31, 1995........................................................    14
                         Notes and adjustments to Pro Forma Condensed Consolidated Financial
                           Statements.....................................................................    16
                         As Adjusted Condensed Consolidated Statement of Operations for the
                           year ended December 31, 1995...................................................    18
                         Notes and adjustments to As Adjusted Condensed Consolidated Statement
                           of Operations..................................................................    19

                    (c)  Exhibits

                         23.1  Consent of Independent Public Accountants..................................    21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Spieker Properties, Inc.:

         We have audited the accompanying statement of revenues and certain expenses of the City Portfolio, as defined in Note 1, for the year ended December 31, 1995. This financial statement is the responsibility of management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K dated July 15, 1996, and is not intended to be a complete presentation of the revenues and expenses of the City Portfolio.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the City Portfolio for the year ended December 31, 1995, in conformity with generally accepted accounting principles.




San Francisco, California                        ARTHUR ANDERSEN LLP
July 11, 1996

                            SPIEKER PROPERTIES, INC.

                 STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                               THE CITY PORTFOLIO
              FOR THE THREE MONTHS ENDED MARCH 31, 1996 (Unaudited)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995
                             (dollars in thousands)

                                         Three Months Ended       Year Ended
                                           March 31, 1996     December 31, 1995
                                           --------------     -----------------
                                             (unaudited)

RENTAL REVENUES                               $  1,454             $  5,298

CERTAIN EXPENSES

  Rental Expenses                                  610                2,592
  Real estate taxes                                132                  509
                                              --------             --------
                                                   742                3,101
                                              --------             --------

REVENUES IN EXCESS OF CERTAIN EXPENSES        $    712             $  2,197
                                              ========             ========





















    The accompanying notes are an integral part of these statements.

                            SPIEKER PROPERTIES, INC.

            NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                               THE CITY PORTFOLIO
              FOR THE THREE MONTHS ENDED MARCH 31, 1996 (Unaudited)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995
                             (dollars in thousands)

1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Property Acquired

     The statements of revenues and certain expenses (see "Basis of Presentation" below) include the operations of the City Portfolio (the "Property") acquired by Spieker Properties, L.P. on July 11, 1996. Spieker Properties, Inc. (the "Company") owns an approximate 84.9% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively referred to as the "Company").

     Property Name        Location               Description
     -------------        --------               -----------
     The City             Orange, California     Four multi-tenant office buildings totaling 595,056
                                                   square feet

     Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to this acquired property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The financial information presented for the three months ended March 31, 1996 is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statements of revenues and certain expenses for the Property.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   Leasing Activity:

     The minimum future rental revenues due under noncancelable operating leases in effect as of April 1, 1996, for the remainder of 1996 and annually thereafter are as follows:

             Year                                        Amount
             ----                                        ------
             1996 (nine months)                         $ 4,018
             1997                                         5,116
             1998                                         4,664
             1999                                         4,588
             2000                                         4,527
             Thereafter                                   6,413
                                                        -------
                                                        $29,326
                                                        =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $59 for the three months ended March 31, 1996 (unaudited) and $173 for the year ended December 31, 1995. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, INC.

         UNAUDITED COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                         FOR THE TWO ACQUIRED PROPERTIES
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995
                             (dollars in thousands)

                                               Three Months Ended      Year Ended
                                                 March 31, 1996     December 31, 1995
                                                 --------------     -----------------

REVENUES
  Rental income                                          $480              $1,720
  Interest and other income                                 8                  33
                                                   ----------          ----------
                                                          488               1,753

CERTAIN EXPENSES
    Rental expenses                                       263               1,033
    Real estate taxes                                      34                 143
                                                   ----------          ----------
                                                          297               1,176
                                                   ----------          ----------


RENTAL REVENUE IN EXCESS OF CERTAIN EXPENSES       $      191          $      577
                                                   ==========          ==========



















         The accompanying notes are an integral part of these unaudited, combined statements.

                            SPIEKER PROPERTIES, INC.

     NOTES TO UNAUDITED COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                         FOR THE TWO ACQUIRED PROPERTIES
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995
                             (dollars in thousands)



1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Properties Acquired

     The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of two properties (the "Properties") acquired by Spieker Properties, L.P. during the period from May 29, 1996 to July 11, 1996. Spieker Properties, Inc. (the "Company") owns an approximate 84.9% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively referred to as the "Company").

     Property Name          Location                       Description
     -------------          --------                       -----------
     Dove Street            Newport Beach, California      One  multi-tenant   office  building  totaling  78,052
                                                           square feet

     Fidelity Plaza         Sacramento, California         Two  multi-tenant  office  buildings  totaling  77,453
                                                           square feet

     Basis of Presentation

     The accompanying combined statements of revenue and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

     In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   Leasing Activity:

     The minimum future rental revenues, due under noncancelable operating leases in effect as of April 1, 1996, for the remainder of 1996 and annually thereafter are as follows:

                Year                                Amounts
                ----                                -------
                1996 (9 months)                     $   961
                1997                                  1,738
                1998                                  1,551
                1999                                    815
                2000                                    380
                Thereafter                              208
                                                    -------
                Total                               $ 5,653
                                                    =======


     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $4 for the three months ended March 31, 1996 and $24 for the year ended December 31, 1995. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, INC.

                         PRO FORMA FINANCIAL INFORMATION



The unaudited, pro forma condensed consolidated balance sheet as of March 31, 1996 reflects the incremental effect of the Acquired Properties and Mortgages (collectively, the "Acquired Properties and Mortgages") described in Item 5 as if the acquisitions occurring after March 31, 1996 had occurred on March 31, 1996. The accompanying unaudited, pro forma condensed consolidated statements of operations for the three months ended March 31, 1996 and the year ended December 31, 1995 reflect the incremental effect of (i) the January 19, 1996 unsecured investment grade debt issuance (the "Notes Offering") during 1996, (ii) the February 28, 1996 Common Stock offering and concurrent offering (collectively, the "Offerings"), and the application of the net proceeds therefrom and (iii) the Acquired Properties and Mortgages described in Item 5 as if such acquisitions had occurred on January 1, 1995. These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Acquired Properties and Mortgages, Offerings and Notes Offering.

The accompanying unaudited, as adjusted condensed consolidated statement of operations for the year ended December 31, 1995 has been prepared to reflect (i) the Offerings and the application of the net proceeds therefrom, (ii) the incremental effect of the acquisition of 17 properties during 1995 and three properties and two mortgages in January 1996, (iii) the conversion of the secured line of credit to an unsecured facility in November 1995, (iv) the Notes Offerings during 1995 and 1996 and (v) the issuance of Series B Preferred Stock during 1995, as if such transactions had all occurred on January 1, 1995. This unaudited statement should be read in conjunction with the respective consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. In the opinion of management, the unaudited as adjusted condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Offerings, the property acquisitions, the Notes Offerings and the preferred stock offering.

These pro forma and as adjusted statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

                            SPIEKER PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                        (unaudited, dollars in thousands)

                                                    Acquired
                                 Historical (a)    Properties         Pro Forma
                                 --------------    ----------         ---------
ASSETS
Investment in real estate, net     $ 1,054,196     $    86,506 (b)   $ 1,140,702
Cash and cash equivalents               16,833               -            16,833
Deferred financing and leasing
  costs, net                            15,055               -            15,055
Other assets                            14,770               -            14,770
                                   -----------     -----------       -----------
    Total assets                   $ 1,100,854     $    86,506       $ 1,187,360
                                   ===========     ===========       ===========

LIABILITIES
Unsecured notes                    $   360,000     $         -       $   360,000
Mortgage loans                          61,696               -            61,696
Unsecured line of credit                 4,000          86,506 (c)        90,506
Other liabilities                       62,461               -            62,461
                                   -----------     -----------       -----------
    Total liabilities                  488,157          86,506           574,663
                                   -----------     -----------       -----------

MINORITY INTEREST                       46,394               -            46,394
                                   -----------     -----------       -----------

STOCKHOLDERS' EQUITY
Series A Preferred Stock                23,949               -            23,949
Series B Preferred Stock               102,064               -           102,064
Common Stock                                 3               -                 3
Class B Common Stock                         -               -                 -
Class C Common Stock                         -               -                 -
Additional paid-in capital             441,042               -           441,042
Deferred compensation                     (755)              -              (755)
Retained earnings                            -               -                 -
                                   -----------     -----------       -----------
    Total stockholders' equity         566,303               -           566,303
                                   -----------     -----------       -----------

                                   $ 1,100,854     $    86,506       $ 1,187,360
                                   ===========     ===========       ===========












    The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
            (unaudited, dollars in thousands, except per share data)



                                                                                                     Acquired
                                                                                                    Properties
                                                   Historical (a)  Notes Offering    Offerings     and Mortgages
                                                   --------------  --------------    ---------     -------------

REVENUES
  Rental income                                      $    44,345   $         -      $         -     $     4,663 (f)
  Interest and other income                                  823             -                -              90 (f)
                                                     -----------   -----------      -----------     -----------
  Total revenue                                           45,168             -                -           4,753
                                                     -----------   -----------      -----------     -----------

OPERATING EXPENSES
  Rental expenses                                          7,236             -                -           1,334 (f)
  Real estate taxes                                        3,446             -                -             413 (f)
  Interest expense, including amortization
     of finance costs                                      8,837           366 (d)       (1,329) (e)      1,503 (g)
  Depreciation and amortization                            8,538             -                -             529 (h)
  General and administrative and other expenses            2,282             -                -               -
                                                     -----------   -----------      -----------     -----------

      Total operating expenses                            30,339           366           (1,329)          3,779
                                                     -----------   -----------      -----------     -----------

Income from operations before minority interests          14,829          (366)           1,329             974
                                                     -----------   -----------      -----------     -----------

Minority interests share in net income                    (2,061)            -                -               -
                                                     -----------   -----------      -----------     -----------

Net income, excluding extraordinary item                  12,768          (366)           1,329             974
                                                     -----------   -----------      -----------     -----------

Series A Preferred Stock dividends                          (524)            -                -               -
Series B Preferred Stock dividends                        (2,510)            -                -               -
                                                     -----------   -----------      -----------     -----------

Net income available to common stockholders          $     9,734   $      (366)     $     1,329     $       974
                                                     ===========   ===========      ===========     ===========

Net income per  common share                         $      0.31
                                                     ===========

Weighted average common shares outstanding            31,336,055
                                                     ===========

                                                         Other
                                                       Adjustments    Pro Forma
                                                       -----------    ---------

REVENUES
  Rental income                                        $         -   $    49,008
  Interest and other income                                      -           913
                                                       -----------   -----------
  Total revenue                                                  -        49,921
                                                       -----------   -----------

OPERATING EXPENSES
  Rental expenses                                                -         8,570
  Real estate taxes                                              -         3,859
  Interest expense, including amortization
     of finance costs                                            -         9,377
  Depreciation and amortization                                  -         9,067
  General and administrative and other expenses                  -         2,282
                                                       -----------   -----------

      Total operating expenses                                   -        33,155
                                                       -----------   -----------

Income from operations before minority interests                 -        16,766
                                                       -----------   -----------

Minority interests share in net income                        (466)       (2,527)
                                                       -----------   -----------

Net income, excluding extraordinary item                      (466)       14,239
                                                       -----------   -----------

Series A Preferred Stock dividends                               -          (524)
Series B Preferred Stock dividends                               -        (2,510)
                                                       -----------   -----------

Net income available to common stockholders            $      (466)  $    11,205
                                                       ===========   ===========

Net income per  common share                                         $      0.31
                                                                     ===========

Weighted average common shares outstanding                            35,631,130
                                                                     ===========












         The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
              (unaudited, dollars in thousands, except share data)


                                                                      Acquired             Other
                                                 As Adjusted (j)     Properties         Adjustments        Pro Forma
                                                 ---------------     ----------         -----------        ---------
REVENUES
  Rental income                                     $   168,088      $    14,068(f)     $         -       $   182,156
  Interest and other income                               5,860               33(f)               -             5,893
                                                    -----------      -----------        -----------       -----------
    Total Revenues                                      173,948           14,101                  -           188,049
                                                    -----------      -----------        -----------       -----------

OPERATING EXPENSES
  Rental expenses                                        28,769            4,893(f)               -            33,662
  Real estate taxes                                      13,506            1,168(f)               -            14,674
  Interest expense                                       32,438            6,012(g)               -            38,450
  Depreciation and amortization                          34,516            1,855(h)               -            36,371
  General and administrative and other expenses           8,533                -                  -             8,533
                                                    -----------      -----------        -----------       -----------
    Total operating expenses                            117,762           13,928                  -           131,690
                                                    -----------      -----------        -----------       -----------

Income from operations before minority interests         56,186              173                  -            56,359
                                                    -----------      -----------        -----------       -----------


Minority interests share of net income                   (8,641)               -                151 (i)        (8,490)
                                                    -----------      -----------        -----------       -----------

Net income                                               47,545              173                151            47,869
                                                    -----------      -----------        -----------       -----------

Series A Preferred Stock dividends                       (2,048)               -                  -            (2,048)
Series B Preferred Stock dividends                      (10,041)               -                  -           (10,041)
                                                    -----------      -----------        -----------       -----------


Net income allocable to common stockholders         $    35,456      $       173        $       151       $    35,780
                                                    ===========      ===========        ===========       ===========

Net income per common share                         $      1.02                                           $      1.00
                                                    ===========                                           ===========

Weighted average common shares outstanding           34,876,387                                            35,604,343
                                                    ===========                                           ===========










         The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, INC.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        (unaudited, dollars in thousands)

(a) Reflects historical financial information of the Company as of March 31, 1996 and for the three months ended March 31, 1996, excluding extraordinary items.

(b) Reflects the cost basis of the properties acquired subsequent to March 31, 1996.

          Property                           Acquisition Date         Cost
          --------                           ----------------         ----
          Carmel Valley Centre I & II         April 1, 1996          $13,956
          2290 North First Street             May 1, 1996              6,012
          Everett 526                         May 21, 1996             4,349
          Port of Oakland                     May 22, 1996             6,761
          Doolittle Drive                     May 23, 1996             3,459
          10700 Northup Building              May 28, 1996             4,641
          Dove Street                         June 27, 1996            7,846
          Fidelity Plaza                      July 1, 1996             5,035
          The City                            July 11, 1996           34,447
                                                                     -------
                                                                     $86,506
                                                                     =======

(c) Represents draws on the Company's unsecured line of credit to fund the acquisitions subsequent to March 31, 1996.

(d) Represents the incremental interest expense resulting from the $100,000 Notes Offering in January 1996. The net proceeds were used to repay borrowings on the Company's unsecured line of credit. The notes bear interest at 6.9%.

(e) Reflects a reduction of interest expense resulting from the Offerings. The reduction in interest expense represents actual interest paid on the Company's unsecured line of credit and certain mortgage loans which were repaid in full with the net proceeds from the Offerings of approximately $151,332.

(f)  Reflects incremental effect of the Acquired Properties and Mortgages.

                                                                    January 1, 1996 to the Earlier of March 31, 1996
                                                                    ------------------------------------------------
                                                                                or Date of Acquisition
                                                                                ----------------------

                                                       Six
                                                     Acquired
                                                  Properties and                       Three         Two
                                                 Two Investments                      Acquired     Acquired
                                                   in Mortgages     City Portfolio   Properties   Properties    Adjustment
                                                   ------------     --------------   ----------   ----------    ----------
        Revenues
          Rental revenues                             $  1,294         $ 1,454        $ 1,435       $   480       $ 4,663
          Interest and other income                         82               -              -             8            90
                                                      --------         -------        -------       -------       -------
                                                         1,376           1,454          1,435           488         4,753
                                                      --------         -------        -------       -------       -------

        Certain Expenses
          Rental expenses                                  311             610            150           263         1,334
          Real estate taxes                                106             132            141            34           413
                                                      --------         -------        -------       -------       -------
                                                           417             742            291           297         1,747
                                                      --------         -------        -------       -------       -------

        Revenues in excess of certain expenses        $    959         $   712        $ 1,144       $   191       $ 3,006
                                                      ========         =======        =======       =======       =======


                                                                     Year Ended December 31, 1995
                                                                     ----------------------------
                                           Six Acquired                          Less
                                          Properties and         Three        Previously                    Two
                                          Two Investments       Acquired       Reported       City        Acquired
                                           in Mortgages        Properties    Acquisitions   Portfolio    Properties    Adjustment
                                           ------------        ----------    ------------   ---------    ----------    ----------
Revenues
  Rental revenues                            $    6,787          $ 5,335       $(5,072)      $ 5,298       $ 1,720       $14,068
  Interest and other income                       1,777                -        (1,777)            -            33            33
                                             ----------          -------       --------      -------       -------       -------
                                                  8,564            5,335        (6,849)        5,298         1,753        14,101
                                             ----------          -------       --------      -------       -------       -------

Certain Expenses
  Rental expenses                                 1,534              601          (867)        2,592         1,033         4,893
  Real estate taxes                                 558              568          (610)          509           143         1,168
                                             ----------          -------       --------      -------       -------       -------
                                                  2,092            1,169        (1,477)        3,101         1,176         6,061
                                             ----------          -------       --------      -------       -------       -------


Revenues in excess of certain expenses       $    6,472          $ 4,166       $(5,372)      $ 2,197       $   577       $ 8,040
                                             ==========          =======       ========      =======       =======       =======


     The previously reported acquisitions consist of two properties and two investments in mortgages acquired prior to the Offerings. The revenues and certain expenses of the properties and mortgages are included in the "As Adjusted" column. See the as adjusted condensed consolidated statement of operations for the year ended December 31, 1995.

(g) Reflects an incremental increase in interest expense from assumed borrowings of $86,506 on the unsecured line of credit to fund acquisitions subsequent to March 31, 1996 at an average rate of 6.95%

(h) Reflects the incremental depreciation of the Acquired Properties based upon asset lives of 40 years.

(i) Reflects the allocation of the pro forma adjustment to minority interests based upon pro forma minority ownership in the Operating Partnership of approximately 15.1%.

(j) See the unaudited, as adjusted condensed consolidated statement of operations of the Company for the year Ended December 31, 1995 contained herein. This statement corresponds to the unaudited, pro forma condensed consolidated statement of operations to the year ended December 31, 1995 presented in the Prospectus Supplement dated February 28, 1996.

(k) The Company's pro forma taxable income for the 12 month period ended March 31, 1996 is approximately $74,000, which has been calculated as pro forma income from operations before minority interests for the same period of approximately $59,000 plus GAAP depreciation and amortization of approximately $36,000 less tax basis depreciation and amortization and other tax differences of approximately $21,000.

                            SPIEKER PROPERTIES, INC.

           AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (unaudited, in thousands, except share data)


                                                                                                             Series B
                                                                                             Notes        Preferred Stock
                                                   Historical (1)     Acquisitions (2)   Offerings (3)     Issuance (4)
                                                   --------------     ----------------   -------------    ---------------


REVENUES
Rental income                                        $   149,308        $    18,780       $         -       $         -
Interest and other income                                  4,083              1,777                 -                 -
                                                     -----------        -----------       -----------       -----------
    Total Revenues                                   $   153,391            $20,557                 -                 -
                                                     -----------        -----------       -----------       -----------

OPERATING EXPENSES
Rental expenses                                           24,601              4,168                 -                 -
Real estate taxes                                         11,934              1,572                 -                 -
Interest expense                                          46,386                  -            24,139                 -
Depreciation and amortization                             31,602              2,914                 -                 -
General and administrative and other                       8,533                  -                 -                 -
                                                     -----------        -----------       -----------       -----------
    Total operating expenses                             123,056              8,654            24,139                 -
                                                     -----------        -----------       -----------       -----------

Income from operations before minority interests          30,335             11,903           (24,139)                -
                                                     -----------        -----------       -----------       -----------

Minority interests                                        (5,669)                 -                 -                 -
                                                     -----------        -----------       -----------       -----------

    Net income                                            24,666             11,903           (24,139)                -
                                                     -----------        -----------       -----------       -----------

Series A Preferred Stock dividends                        (2,048)                 -                 -                 -
Series B Preferred Stock dividends                          (586)                 -                 -            (9,455)
                                                     -----------        -----------       -----------       -----------
Net income allocable to common stockholders          $    22,032        $    11,903       $   (24,139)      $    (9,455)
                                                     ===========        ===========       ===========       ===========

Net income per common share                          $      0.84
                                                     ===========

Weighted average common shares outstanding            26,140,488
                                                     ===========

                                                   Repayment       Repayment of
                                                   of Secured     Unsecured Line       Other
                                                    Debt (5)      of Credit (6)    Adjustments (7)    As Adjusted
                                                   ----------     --------------   ---------------    -----------


REVENUES
Rental income                                      $         -      $         -      $         -      $   168,088
Interest and other income                                    -                -                -            5,860
                                                   -----------      -----------      -----------      -----------
    Total Revenues                                           -                -                -      $   173,948
                                                   -----------      -----------      -----------      -----------

OPERATING EXPENSES
Rental expenses                                              -                -                -           28,769
Real estate taxes                                            -                -                -           13,506
Interest expense                                       (29,761)          (5,472)          (2,854)          32,438
Depreciation and amortization                                -                -                -           34,516
General and administrative and other                         -                -                -            8,533
                                                   -----------      -----------      -----------      -----------
    Total operating expenses                           (29,761)          (5,472)          (2,854)         117,762
                                                   -----------      -----------      -----------      -----------

Income from operations before minority interests        29,761            5,472            2,854           56,186
                                                   -----------      -----------      -----------      -----------

Minority interests                                           -                -           (2,972)          (8,641)
                                                   -----------      -----------      -----------      -----------

    Net income                                          29,761            5,472             (118)          47,545
                                                   -----------      -----------      -----------      -----------

Series A Preferred Stock dividends                           -                -                -           (2,048)
Series B Preferred Stock dividends                           -                -                -          (10,041)
                                                   -----------      -----------      -----------      -----------
Net income allocable to common stockholders            $29,761           $5,472      $      (118)     $    35,456 (8)
                                                   ===========      ===========      ===========      ===========

Net income per common share                                                                           $      1.02
                                                                                                      ===========

Weighted average common shares outstanding                                                             34,876,387 (9)
                                                                                                      ===========

                            SPIEKER PROPERTIES, INC.

                      NOTES AND ADJUSTMENTS TO AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                        (unaudited, dollars in thousands)

(1) Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 1995, excluding extraordinary items.

(2) Reflects the incremental effect of the acquisition of 17 properties during 1995 and three of the Acquired Properties and the Two Mortgages acquired by the Company prior to the Offerings, which represents the operations of the acquired properties and interest earned on the mortgages prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(3) Reflects the incremental effect of the $260,000 Notes Offering in December 1995 and the $100,000 Notes Offering in January 1996 which includes cash interest expense of approximately $23,625 at a weighted average interest rate of 6.943% and amortization of deferred financing fees of approximately $514. The estimated amortization is based upon capitalized fees of approximately $3,481 over the term of the notes.

(4) Reflects the incremental effect of Series B Preferred Stock dividends at a rate of 9.45%.

(5) Reflects the reduction of interest expense resulting from the repayment of approximately $347,272 of secured debt in December 1995. The reduction, based upon actual amounts incurred, is comprised of the following:

                                                                          Year Ended
                                                                      December 31, 1995
                                                                      -----------------
      Cash interest payments                                            $  (22,920)
      Amortization of debt discount and deferred financing costs            (6,841)
                                                                        ----------
                                                                        $  (29,761)
                                                                        ==========

(6) Reflects the repayment of the Company's unsecured line of credit using the net proceeds of approximately $98,900 from the Notes Offering in January 1996 and a portion of the net proceeds from the Offerings which results in a reduction of cash interest of approximately $4,296. Also, reflects the conversion of the Company's secured line of credit to an unsecured facility. The unsecured line of credit bears interest at LIBOR plus 1.5%, requires interest only payments and has a two year term. The conversion resulted in a net reduction of interest expense due to a net decrease in amortization of deferred financing fees of approximately $1,176.

     The Company's unsecured line of credit is subject to changes in LIBOR.

(7) Reflects the repayment of certain mortgage loans using a portion of the net proceeds from the Offerings resulting in a reduction of interest expense of approximately $2,854 based upon actual amounts incurred. Also reflects the minority interests' share of the pro forma adjustments to the net income of the Operating Partnership.

(8) The pro forma taxable income for the Company for the year ended December 31, 1995 was approximately $71,000 which has been calculated as pro forma net income from operations before minority interests for the year ended December 31, 1995 of approximately $57,000 plus GAAP depreciation and amortization of approximately $35,000 less tax basis depreciation and amortization and other tax differences of approximately $21,000.

(9)  Includes the Class B Common Stock and Class C Shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 SPIEKER PROPERTIES, INC.
                                                        (Registrant)




Date:  July 15, 1996                        By: /s/ Elke Strunka
     ------------------------------             --------------------------------
                                                Elke Strunka
                                                Vice President and
                                                Principal Accounting Officer